UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INDEPENDENT BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	13-4219346
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, Par Value $0.01 Per Share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-186912 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities To Be Registered.

The security to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Independent Bank Group, Inc., a Texas corporation (the “Company”). A description of the Common Stock contained in the section entitled “Description of Our Capital Stock” in the prospectus in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-186912), and initially filed with the Securities and Exchange Commission on February 27, 2013, pursuant to the Securities Act of 1933, as amended, is incorporated herein by reference and shall be a part hereof. Any form of prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Formation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, filed February 27, 2013).

3.2	Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1, filed March 18, 2013).

3.3	Amendment to the Amended and Restated Certificate of Formation of the Company, dated April 1, 2013 (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registration Statement on Form S-1, filed April 1, 2013).

4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1, filed March 18, 2013).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed February 27, 2013).

(Signature page follows)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board and Chief Executive Officer

Date: April 2, 2013

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